EXHIBIT 10.2


          OFFICIAL PAYMENTS CORPORATION 1999 STOCK INCENTIVE PLAN

                  FORM OF INCENTIVE STOCK OPTION AGREEMENT


                                                         -        -
___________________________________________        _____   ______   _______
      Name of Option Recipient                     Social Security Number

______________________________________________________________________________
                               Street Address

_______________________  _______________________________  ___________________
          City                      State                        Zip

This Incentive Stock Option Agreement is intended to set forth the terms and conditions on which an Incentive Stock Option has been granted under the Official Payments Corporation 1999 Stock Incentive Plan (the "Plan"). Set forth below in Table I are the specific terms and conditions applicable to this Incentive Stock Option (this "Option") and attached hereto as Exhibit A are this Option's general terms and conditions.
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                                  TABLE I

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                   TERMS OF INCENTIVE STOCK OPTION GRANT
===============================================================================

 Date of Grant:

 Class of Optioned Shares:*     Common

 No. of Optioned Shares:*

 Type of Option:                Incentive Stock Option

 Exercise Price Per Share:*     $

 Earliest Exercise Date:
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                             VESTING SCHEDULE
============================================================================

 VESTING SCHEDULE FOR OPTION:

 This Option shall become vested and exercisable on the respective dates set forth on Schedule I hereto, but only if the option recipient is employed by Official Payments Corporation on such dates.

 Option Expiration Date:*

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      *Subject to adjustment as provided in the Plan and Exhibit A hereto.

By signing where indicated below, Official Payments Corporation (the "Company") confirms the grant of this Incentive Stock Option with respect to the shares of its common stock, par value $0.01 per share ("Common Stock"), identified above, upon the specified terms and conditions, and the option recipient acknowledges receipt of a copy of the Plan and this Incentive Stock Option Agreement (including Exhibit A and Schedule I) and agrees to observe and be bound by the terms and conditions set forth therein and herein.



OFFICIAL PAYMENTS CORPORATION                   OPTION RECIPIENT


By
  ____________________________________         _______________________________
   Name:  Thomas R. Evans                        Name of Recipient
   Title: Chairman and Chief Executive
          Officer



                                                                     Exhibit A

          OFFICIAL PAYMENTS CORPORATION 1999 STOCK INCENTIVE PLAN

                      INCENTIVE STOCK OPTION AGREEMENT

                        General Terms and Conditions

     Section 1. Incentive Stock Option. The Company intends this Option to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986 ("Code") and the Plan. In the event that all (or a portion) of this Option fails to qualify as an "incentive stock option" under Section 422 of the Code, it shall be treated as a Non-Qualified Stock Option.

     Section 2. Option Term. (a) You shall have the right to exercise all or any portion of the Option at any time during the period (the "Option Term") commencing on the date the Option becomes exercisable in accordance with the vesting schedule specified in Table I on the first page of this Agreement and ending on the earliest to occur of the "Option Expiration Date" set forth in Table I and any of the dates set forth in clauses (i) through (iv) of Section 6.4(c) of the Plan. Notwithstanding the foregoing, the Option shall become immediately exercisable (i) upon the termination of your employment with the Company as a result of your death or Disability (as defined below), (ii) upon the occurrence of a Change of Control of the Company, or (iii) if your employment with the Company has been previously terminated (other than due to a Termination for Cause), upon the Company entering into, within 90 days following the date of such termination, a definitive agreement which, if consummated, would result in a Change of Control of the Company.

     (b) The following terms shall have the following definitions for purposes of the Plan and this Agreement:

          (i) "Disability" shall mean a mental or physical impairment or incapacity that renders you substantially unable to perform your duties for the Company for a period of longer then 120 days out of any 360-day period of employment with the Company. A determination of whether you have a Disability shall be made by the Company in its sole discretion upon (A) its own initiative after obtaining certification from a duly licensed physician or (B) upon your request or the request of a person acting on your behalf.

          (ii) "Earliest Exercise Date" shall mean the date specified in Table I on the first page of this Agreement on which the shares of Common Stock subject to this Option first become exercisable.

          (iii) "Exercise Price" shall mean the "Exercise Price Per Share" specified in Table I on the first page of the Agreement.

          (iv) "Termination for Cause" shall mean the termination of your employment with the Company for any of the following reasons: (A) fraud, misappropriation, personal dishonesty, willful misconduct or breach of fiduciary duty, in each such case materially harmful to the Company's property, personnel or business operations, or materially damaging to the Company's relationships with its customers, clients or employees or materially detrimental to the goodwill of the Company;
     (B) intentional failure to perform the duties of your employment, or any continuing action by you that is materially detrimental to the goodwill of the Company or materially damaging to the Company's relationships with its customers, clients or employees; (C) a guilty plea or a plea of no-contest to, or conviction of, a felony or a crime involving moral turpitude or fraud; (D) misappropriation (or attempted misappropriation) of any of the Company's funds or property or of a business opportunity of the Company, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Company; (E) conviction of any criminal offense involving dishonesty or breach of trust or money laundering, or any agreement by you to enter into a pretrial diversion or similar program in connection with a prosecution for such offense; (F) excessive drunkenness, use of illegal drugs or abuse of any controlled substance; or (G) excessive absenteeism not related to your illness, which absenteeism remains unremedied for 30 days after written notice thereof requesting that it be remedied.

     Section 3. Exercise Price. During the Option Term, and after the Earliest Exercise Date, you shall have the right to exercise the Option (or any portion thereof) in accordance with Schedule I in order to purchase the appropriate number of shares of Common Stock at the Exercise Price.

     Section 4. Method of Exercise. You may, at any time during the Option Term provided by Section 2 and subject to Schedule I, exercise your right to purchase all or any portion of the Common Stock subject to this Option; provided, however, that the minimum number of shares of Common Stock which may be so purchased shall be one hundred (100) or, if less, the total number of shares of Common Stock then available for purchase pursuant to this Option. You may exercise such right by:

          (a) giving written notice to the Committee; and

          (b) delivering to the Company full payment of the Exercise Price for the optioned Common Stock to be purchased.

The date of exercise shall be the earliest date practicable following the date on which the requirements of this Section 4 have been satisfied, but in no event more than three (3) days after such date. Payment shall be made as follows: (i) in United States dollars by certified check, money order or bank draft made payable to the order of Official Payments Corporation; (ii) in shares of Common Stock duly endorsed for transfer and with all necessary stock transfer tax stamps attached, which shares have already been owned by you for at least six months and have a Fair Market Value equal to the Exercise Price; (iii) in a broker-assisted cashless exercise effected in accordance with rules adopted by the Committee; or (iv) in any combination of the foregoing.

     Section 5. Delivery and Registration of Optioned Shares. As soon as is practicable following the date on which you have satisfied the requirements of Section 4, the Committee shall take such action as is necessary to cause the Company to issue a stock certificate evidencing your ownership of the Common Stock that has been purchased pursuant to the exercise of the Option. You shall have no right to vote or to receive dividends, nor have any other rights of a stockholder with respect to such Common Stock, prior to the date as of which such Common Stock is transferred to you on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected. The obligation of the Company to deliver Common Stock under this Agreement shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of you or the person to whom such Common Stock is to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Common Stock or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Common Stock under this Agreement prior to: (i) the admission of such Common Stock to listing on any stock exchange on which Common Stock may then be listed or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable based on the reasonable advice of counsel.

     Section 6. Adjustments in the Event of Reorganization. In the event of any merger, reorganization, consolidation, sale of substantially all the Company's assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off distribution of assets or other change in the Company's corporate structure affecting the shares of the Company's Common Stock, the number of shares of Common Stock subject to this Option shall be adjusted in accordance with Section 4.4 of the Plan to account for such event and the Exercise Price shall be equitably adjusted commensurate therewith.

     Section 7. Taxes. Where any person is entitled to receive shares pursuant to the exercise of the Option, the Company shall have the right to require such person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares to cover the amount required to be withheld.

     Section 8. Notices. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other addresses which such party may, by written notice, specify to the other party:

           (a)   If to the Committee:
                 Official Payments Corporation
                 Three Landmark Square
                 Stamford, Connecticut 06901-2501
                 Attention:  Corporate Secretary

          (b) If to you, to your address as shown in the Company's personnel records.

     Section 9. Restrictions on Transfer. This Option shall not be sold, assigned, alienated, pledged, hypothecated or otherwise transferred by you, other than by will or by the laws of descent and distribution.

     Section 10. Insider Trading Policy. By signing where indicated below, you agree to observe and be bound by the terms and conditions of the Official Payments Corporation Statement of Policy on Securities Trading by Directors, Officers and Employees, as the same may be amended from time to time by the Company.

     Section 11. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Company and you and your respective heirs, successors and assigns.

     Section 12. Construction of Language. Whenever appropriate in the Agreement, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a Section shall be a reference to a Section of this Agreement, unless the context clearly indicates otherwise.

     Section 13. Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal law.

     Section 14. Amendment. This Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.

     Section 15. No Right to Continued Service. Nothing in this Agreement nor any action of the Board of Directors or the Committee with respect to this Agreement shall be held or construed to confer upon you any right to a continuation of service by the Company. You may be dismissed or otherwise dealt with as though this Agreement had not been entered into.

     Section 16. Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall prevail. Notwithstanding the foregoing, the Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive against you and your legal representative in respect of any questions arising under the Plan or this Agreement.